Exhibit 21

List of Subsidiaries of the Company

Entity Name	Jurisdiction of Formation
Fortrea Argentina S.A.	Argentina
Fortrea Australia Pty Ltd	Australia
Fortrea Austria GmbH	Austria
Fortrea Belgium SRL	Belgium
Fortrea Brazil Limitada	Brazil
Fortrea Development Limited - Bulgarian Branch	Bulgaria
Theorem Research Associates, Inc.	California
Fortrea Canada Inc.	Canada
Fortrea Chile Limitada	Chile
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Chengdu Branch	China
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Nanjing Branch	China
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Shanghai Branch	China
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Xi’an Branch	China
Fortrea Pharmaceutical Research & Development (Beijing) Co., Ltd. Dalian Branch	China
Fortrea Pharmaceutical Research & Development (Beijing) Co., Ltd. Guangzhou Branch	China
Fortrea Pharmaceutical Research & Development (Beijing) Co., Ltd., Hangzhou Branch	China
Fortrea Pharmaceutical Research and Development (Beijing)Co., Ltd.	China
Fortrea Colombia Ltda	Colombia
Fortrea Costa Rica SRL	Costa Rica
Fortrea Development Limited odštěpný závod	Czechia
Fortrea Asia-Pacific Inc.	Delaware
Fortrea CRU Inc.	Delaware
Fortrea Holdings Inc.	Delaware
Fortrea Latin America Inc.	Delaware
Fortrea Receivables LLC	Delaware
SnapIoT, Inc.	Delaware
Fortrea Denmark ApS	Denmark
Fortrea Development Limited Eesti filiaal	Estonia
Fortrea Development Limited Suomen sivuliike	Finland
Fortrea Clinical Research Unit Inc.	Florida
Fortrea France SARL	France
Fortrea Germany GmbH	Germany
Fortrea Development Limited Greek Branch	Greece
Fortrea Guatemala S.A.	Guatemala
Fortrea Hong Kong Limited	Hong Kong

Fortrea Hungary Kft	Hungary
Fortrea Clinical Development Pvt Ltd	India
Fortrea Development India Private Limited	India
Fortrea Scientific Private Limited	India
Fortrea Ireland Limited	Ireland
Fortrea Development Limited	Israel
Fortrea Development Limited Filiale Italiana	Italy
SnapIoT Europe s.r.l.	Italy
Fortrea Japan K.K.	Japan
Fortrea Korea Limited	Korea, Republic Of
Fortrea Development Limited Latvijas filiāle	Latvia
Fortrea Development Limited filialas	Lithuania
Fortrea Malaysia Sdn. Bhd.	Malaysia
Fortrea Inc.	Maryland
Fortrea Clinical Development Mexico S.DeR.L.DeC.V.	Mexico
Fortrea Netherlands B.V.	Netherlands
Theorem Clinical Research Holdings B.V.	Netherlands
Theorem Clinical Research International B.V	Netherlands
Theorem Clinical Research Latin America B.V.	Netherlands
Fortrea New Zealand Limited	New Zealand
Fortrea Development Limited	Norway
Fortrea GP, Inc.	Nevada
Fortrea Research Holdings LLC	Nevada
Fortrea Peru S.A.	Peru
Fortrea Philippines Inc.	Philippines
Fortrea Poland Sp. z o.o.	Poland
Fortrea Development Limited Sucursal em Portugal	Portugal
Fortrea Development Limited Maidenhead Sucursala Bucuresti	Romania
Fortrea Development Limited (Moscow)	Russian Federation
Fortrea Development Limited (St Petersburg)	Russian Federation
Fortrea Development Limited Predstavništvo	Serbia
Fortrea Singapore Pte. Ltd.	Singapore
Fortrea Development Limited - o.z.	Slovakia
Fortrea South Africa (Pty) Limited	South Africa
Fortrea Spain SA	Spain
Fortrea Development Limited Sverige filial	Sweden
Fortrea Switzerland AG	Switzerland
Fortrea Taiwan Limited	Taiwan, Province Of China
Fortrea (Thailand) Limited	Thailand
Fortrea Turkey Clinical Study Limited Company	Turkey
Fortrea Clinical Research LP	Texas
Fortrea Data Sciences Ukraine LLC	Ukraine
Fortrea Development Ukraine LLC	Ukraine
Chiltern International Limited (CIL)	United Kingdom

Fortrea Clinical Research Unit Limited	United Kingdom
Fortrea Development Limited	United Kingdom
Fortrea UK Holdings Limited	United Kingdom
Havenfern Ltd	United Kingdom